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                                                                   EXHIBIT 10.15

                                   AGREEMENT

     This Agreement is made and entered into this 5th day of January, 1999 by and among C. Everett Koop, M.D. ("Koop") and Empower Health Corporation, a Texas corporation (EHC").

                                  WITNESSETH:

     WHEREAS Koop has/is assisting EHC in the development of its consumer-centric healthcare management information system for use on EHC's web site drkoop.com, and elsewhere, and, which is specifically set forth in EHC's Business Plan, dated October 6, 1997;

     NOW THEREFORE for and in consideration of the premises, and the mutual covenants and promises herein set forth, the parties hereto hereby agree as follows:

     1. Term and Termination: The term of this Agreement will begin effective on the date hereof and will extend for an initial term of five years. Unless otherwise terminated as provided for below, the Agreement will automatically renew for consecutive three-year terms. The Agreement may be terminated by either party upon written notice 120 days before the expiration of any Term. This Agreement may also be terminated by either party in the event of a breach or default by the other party. Provided termination is not the result of a breach or default by EHC, EHC shall have the right on a non-exclusive basis for three years following termination to rebrand and sell approved Products bearing the Koop Name (the "Rebranding Period"). In the event that termination occurs as a result of a breach or default by EHC all rights to use the Koop Name shall cease immediately upon termination.

     2. Right To Use Services: During the Term and subject to all other provisions of this Agreement, Koop agrees that EHC shall have the right to use the Koop name, image or likeness (hereinafter the "Koop Name") in connection with the Company's healthcare related software services and products (collectively the "Products") in accordance with Clause 5 below.

     3. Fees and Payment: For all rights and privileges and services rendered or provided for hereunder by Koop, EHC shall pay Koop a royalty on all EHC's Revenues as reflected on EHC's Profit and Loss Statement (thereinafter "EHC's Revenues"). EHC will pay Koop a 2% royalty on all Revenues received from all gross revenues, including, but not limited to, sales of Direct to Consumer advertising revenues, hospital partnership programs, "Dr. Koop's Community" software, products and services. The 2% royalty will be paid to Koop for the commercial life of the aforementioned products or until termination of this Agreement and expiration of the Rebranding Period, if any. Future EHC products which bear the Koop Name shall pay a royalty between 2% and 4% of Net Sales. For future EHC products, the EHC Board of Directors will determine the actual royalty percentage paid to Koop, not less than 2%.

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and not more than 4% in its reasonable discretion. Said royalties will be paid quarterly with a lag term of less than ninety days.

     4. Competitive Protection: Effective as of the date of this Agreement and continuing throughout the Term, Koop agrees that except as provided for herein, Koop will not render services in the form of advertising and/or publicizing of any items, products or services which are directly competitive with EHC's Products sold pursuant to this Agreement (hereinafter collectively the "Competitive Products") nor will Koop permit or authorize the use of the Koop name and/or likeness (photograph and/or drawing), voice, signature and/or endorsement in connection with any such Competitive Products, except as may be used for the non-profit activities of the Koop Institute.

          (i) Dr. Koop shall not participate in the development, production or promotion of any Competitive Products during the term of this Agreement or any renewal term or during the rebranding period, if any.

     5. Right of Review: The following elements of each Product shall be subject to Koop's prior review and written approval, which approval shall not be unreasonably withheld and shall be rendered within ten working days of receipt of the element of the Product. Koop shall have the right to delegate his approval rights hereunder to another person in consultation with and after notice to EHC. During the term of the Agreement, should Koop die, the executor of his estate will manage all rights, royalties and any other considerations related to this Agreement.

          (i) Content and format, including manuscripts and other written materials included with the Products, including drafts, and the final version.

          (ii)   Extent and content of all medical and technical information.

          (iii)  Professional medical consultants and advisors.

          (iv)   Title.

          (v)    Credit.

          (vi) Means of advertising, promoting and selling the product, including the Koop Name.

          (vii) All advertising and promotional materials created, developed or used in connection with the Products.

          (viii) Any use of the Koop Name.


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          (ix)   Any use not expressly contemplated by this Agreement.

     EHC and Koop shall work together to establish systems and procedures for updating the Products based on advances in the field of medicine.

     6.   Default Provisions:

          (a)  In the event that either party ("Defaulting Party")

               (i) Materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement and such default is not substantially cured within thirty (30) days after written notice is given by the other party specifying the default; or

               (ii) Defaults in the payment of any amount due to the other party under this Agreement and does not cure the default within thirty
          (30) days after written notice is given by the other party specifying the default; and

               (iii)  Provided, that upon a default under Section 6(i) and/or
          (ii) by one party under this Agreement, the cure period for the next default by such party shall be reduced (but not below zero days) by ten (10) days.

          Then the other party may, by giving written notice to such effect to the Defaulting Party, terminate this Agreement as of the date specified in such notice of termination.

          (b) Notwithstanding anything to the contrary herein contained, the termination of the Agreement shall not relieve the parties of their obligations to make payments previously earned.

     7. Obligations Limited to Payments: The obligations to Koop hereunder shall be fully performed and discharged as stipulated in Section 3, except for those obligations that arise pursuant to the provisions for indemnifications contained in Section 9. It is understood that Koop is not an employee of EFIC and shall not be entitled to any rights or benefits granted to employees of EHC and by reason of the rendering hereunder of services by Koop.

     8. Covenant of EHC: EHC covenants and agrees that it will not knowingly permit, do or commit any act or thing that would degrade, tarnish or deprecate Koop or the Koop public image in society or standing in the community, or prejudice Koop.

     9. Indemnity: EHC agrees to indemnify and hold harmless Koop, his employees, assignees, and heirs against any and all claims, damages, liabilities (including, but not limited to, liability for personal injury and liability for breach of confidentiality), costs and expenses, including without limitation, reasonable legal fees and costs arising out of the use of any material furnished by EHC in connection with the services performed, or resulting from any patient or third party action of any kind, or resulting in any way from the sale of Products pursuant to this

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Agreement, or incurred for or by reason of the breach of EHC of any of the obligations, warranties, agreements, covenants or representations herein contained. Koop shall provide prompt written notice of any claim hereunder and EHC shall have the right to defend same.

     10. Notices: Any notice or other communication (including payment hereunder) required or permitted to be given hereunder shall be in writing and shall be hand delivered or sent next-day delivery by a company where a receipt is given to the address as follows:

     To EHC:           Empower Health Corporation
                       Attention: President
                       8920 Business Park Drive
                       Suite 200
                       Austin, TX 78759

     To Koop:          C. Everett Koop, M.D.
                       Koop Institute at Dartmouth
                       College Street
                       Hanover, NH 03755

                            and

                       C. Everett Koop, M.D.
                       3 Ivy Pointe Way
                       Hanover, NH 03755

     Any such notice, direction or other instrument aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or if sent next-day delivery shall be deemed to have been given or made on the day following the day on which it was sent provided that any one of the parties hereto may change its address by written notice to the other according to the terms hereof and in such event this paragraph shall be deemed to be amended accordingly.

     11. Informed Consent, Confidentiality and Security: EHC represents and warrants that when and if it introduces a program identified here as "Personal Medical Records" that it will obtain appropriate and fully informed patient consent to the receipt, retention, use and transfer of that patient's personal or medical data and that such informed consent complies with all applicable federal, state and local laws and regulations. EHC further represents and warrants that it shall take reasonable precautions to assure accuracy of and to protect against negligent disclosure of and unauthorized access to all patients' personal and medical data.

     12.  Other Representations and Warranties:

          By Koop: EHC may apply for trademarks which incorporate the Dr. Koop name. Koop represents and warrants that he has the right to enter into this Agreement and that he is free to grant the rights granted herein.

          By EHC:  EHC represents and warrants that:

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          1.   It has the right to enter into this Agreement and that it is free to grant the rights granted herein.

          2. The Products will not infringe the patent, copyright, trade secret, or property rights of any third party.

          3. All aspects of the product, distribution and promotion of the Products shall comply with all applicable laws and regulations.

          4. It is not a party to any agreement that will be breached by or that prohibits it entering into or performing this Agreement.

     13. Trademark Assignment and License: EHC represents and warrants that it has filed applications based on actual use with the United States Trademark Office to register various marks, the status of which are as follows:

          (i) PERSONAL MEDICAL RECORDS: the United States Trademark Office pending number is 75/404,948;

          (ii) DR. KOOP'S COMMUNITY: application filed with no pending number assigned as of the execution of this Agreement; and

          (iii) drkoop.com: application filed with no pending number assigned as of the execution of this Agreement.

     All of the above, hereinafter the "Trademarks," are referenced for the good and services described herein. Upon termination of the Agreement and rebranding period (if any), EHC shall assign its right, title and interest in the Trademarks including the goodwill contained therein to Koop and any other marks registered by EHC pursuant to this Agreement. Except as set forth herein, EHC acknowledges that it has no rights in the Trademarks and that nothing contained in this Agreement or in any other document shall vest any ownership rights in the Koop name.

     14.  Miscellaneous:

          (a) Ownership and Publicity: EHC does not and may not claim any right, title or interest in or to Koop's name or likeness, and acknowledges that all rights therein are and remain the property of Koop.

          (b) Insurance: Prior to sale, promotion or distribution of any Product other than reasonable, limited test marketing, EHC shall secure all necessary and customary insurance, including a standard comprehensive general liability insurance policy providing standard product liability protection, directors and officers insurance and errors and omissions insurance listing Koop as a named insured. Such insurance shall be in a form reasonably acceptable to counsel for

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Koop and shall require the insurer to give Koop at least thirty (30) days' prior written notice of any modifications or cancellations.

          (c) Entire Agreement: This Agreement constitutes the complete and exclusive statement of the agreement between Koop and EHC with respect to the subject matter herein set forth and supersedes all prior agreements by and between the parties.

          (d) Amendments: This Agreement may not be amended, altered or terminated except in writing.

          (e) Inurement: This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

          (f) Language: The language used in this agreement shall be deemed to be language chosen by the parties thereto to express their mutual intent and no rule of strict construction against any party shall apply to any term or condition thereof

          (g) Governing Law: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

          (h) Termination: Upon any termination and except as provided for herein, all rights to use Dr. Koop's name and likeness shall terminate.

          (i) Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator in a location to be agreed to by the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall not be appealable.

          (j) Gender: Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa, as the context may require.

          (k) Counterparts: This Agreement may be executed in counterparts, each of which shall constitute an original but all of which taken together shall constitute but one agreement.

     15. Records: EHC shall keep company books and accounts in accordance with generally accepted accounting practices and grants to Dr. Koop the right, upon reasonable notice, to examine EHC's books of account.

     16. Assignment and Change of Control: Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other. In the event of a change of control as hereinafter defined, this Agreement shall terminate and all rights in the

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Koop Name granted hereunder immediately revert to Koop. A Change of Control shall be defined and agreed to by the Parties hereto.

     IN WITNESS WHEREOF THIS AGREEMENT IS EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

                                       Empower Health Corporation


\s\ C. Everett Koop                    \s\ Donald W. Hackett
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C. Everett Koop, M.D.                  Donald W. Hackett, President

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